Richard Lewis Communications, Inc.
PUBLIC RELATIONS • ADVERTISING • MARKETING
35 West 35th Street, Suite 505, New York, NY 10001-2205
Telephone: 212/827-0020 Fax: 212/827-0028 E-mail: rlc@rlcinc.com
www.rlcinc.com
FOR IMMEDIATE RELEASE
NYMAGIC, INC. REPORTS CLOSING OF NOVATION AGREEMENT; REALIZES PRE-TAX BENEFIT OF $6.7 MILLION
     New York, June 29, 2007 — NYMAGIC, INC. (NYSE: NYM) reported today the successful closing of a Novation Agreement with CRM Holdings, Ltd. and certain of its affiliates (“CRM”). In the transaction, CRM assumed NYM’s rights and obligations with respect to almost all of the excess workers’ compensation policies that NYM had written in conjunction with CRM during the past several years. As a result of the closing of this transaction, NYM will realize a pre-tax benefit of approximately $ 6.7 million.
     A. George Kallop, President and Chief Executive Officer, commented, “This transaction illustrates the opportunistic approach that we take to our business. For several years we successfully wrote a book of excess workers’ compensation insurance in conjunction with CRM. When our corporate paths diverged we parted company on good terms, and this transaction enabled us to crystallize our profits from this book while enabling CRM to manage it independently going forward. We view this as a win-win.”
     Mr. Kallop continued, “We intend to continue writing excess workers’ compensation insurance with other partners going forward, and expect that it will be an important part of our business for the foreseeable future.”
     NYMAGIC, INC. is an insurance holding company whose property and casualty insurance subsidiaries specialize in writing ocean marine, inland marine and non-marine liability insurance, and whose agency subsidiaries specialize in establishing markets for such business. The Company maintains offices in New York and Chicago.
     This report contains certain forward-looking statements concerning the Company’s operations, economic performance and financial condition, including, in particular, the likelihood of the Company’s success in developing and expanding its business. Any forward-looking statements concerning the Company’s operations, economic performance and financial condition contained herein, including statements related to the outlook for the Company’s performance in 2007 and beyond, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon a number of assumptions and estimates which inherently are subject to uncertainties and contingencies, many of which are beyond the control of the Company. Some of these assumptions may not materialize and unanticipated events may occur which could cause actual results to differ materially from such statements. These include, but are not limited to, the cyclical nature of the insurance and reinsurance industry, premium rates, investment results, the estimation of loss reserves and loss reserve development, uncertainties associated with asbestos and environmental claims, including difficulties with assessing latent injuries and the impact of litigation settlements, bankruptcies and potential legislation, the uncertainty surrounding the loss amounts related to the attacks of September 11, 2001, and hurricanes Katrina and Rita, the occurrence and effects of wars and acts of terrorism, net loss retention, the effect of competition, the ability to collect reinsurance receivables and the timing of such collections, the availability and cost of reinsurance, the possibility that the outcome of any litigation or arbitration proceeding is unfavorable, the ability to pay dividends, regulatory changes, changes in the ratings assigned to the Company by rating agencies, failure to retain key personnel, the possibility that our relationship with Mariner Partners, Inc. could terminate or change, and the fact that ownership of our common stock is concentrated among a few major stockholders and is subject to the voting agreement, as well as assumptions underlying any of the foregoing and are generally expressed with words such as “intends,” “intend,” “intended,” “believes,” “estimates,” “expects,” “anticipates,” “plans,” “projects,” “forecasts,” “goals,” “could have,” “may have” and similar expressions. These risks could cause actual results for the 2007 year and beyond to differ materially from those expressed in any forward-looking statements made. The Company undertakes no obligation to update publicly or revise any forward-looking statements made.
CONTACT:
NYMAGIC, INC.
George R. Trumbull/A. George Kallop, 212-551-0610
               or
Richard Lewis Communications
Richard Lewis, 212-827-0020